Exhibit 99.1

Avalon GloboCare Announces $20 Million Credit Facility Provided by Company Chairman

•	Unsecured credit facility carries 5% interest, all payments deferred for 36 months and is non-convertible into equity
•	Proceeds to be used to accelerate R&D, clinical studies and commercialization programs

FREEHOLD, N.J., September 3, 2019 (GLOBE NEWSWIRE) -- Avalon GloboCare Corp. (NASDAQ: AVCO), a leading clinical-stage global developer of cell-based technologies and therapeutics, today announced it has secured a $20 million credit facility provided by the Company’s Chairman, Daniel Lu. The unsecured credit facility bears interest at a rate of 5% and provides for maturity on drawn loans 36 months after funding. The note is not convertible to equity. The credit facility will be used to accelerate the Company’s ongoing research and development programs, clinical studies, as well as commercial strategies.

“Avalon is at an exciting inflection point and advancing our R&D, clinical and commercial activities. This funding provides us capital to execute a number of our clinical activities and milestones related to our ongoing cellular immunotherapy, regenerative medicine, as well as exosome-based programs. Last month, we initiated our first-in-human clinical trial of CAR-T candidate, AVA-001, in China. Concurrently, other immune effector cell therapy candidates are actively undergoing pre-clinical development and validation, with anticipation of more first-in-human clinical studies initiated in year 2020 and beyond. In addition, we are in the planning phase to launch commercial products that leverage our advanced, clinical-grade exosome platform (ACTEX™). We are grateful for our Chairman’s continued support and his confidence in the commercial outlook for the business. This credit facility is at very favorable terms to the Company and helps us avoid unnecessary equity dilution as we continue to execute on key milestones that rapidly move along clinical and commercialization paths,” stated David Jin, M.D., Ph.D., President and Chief Executive Officer of Avalon GloboCare.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: AVCO) is a clinical-stage, leading CellTech bio-developer dedicated to advancing and empowering innovative, transformative exosome technologies and cellular therapeutics. Avalon also provides strategic advisory and outsourcing services to facilitate and enhance its clients' growth, development, as well as competitiveness in healthcare and CellTech industry markets. Through its subsidiary structure with unique integration of verticals from innovative R&D to automated bioproduction and accelerated clinical development, Avalon is establishing a leading role in the fields of in vitro diagnostics (''liquid biopsy''), immune effector cell therapy (including CAR-T/CAR-NK), and regenerative therapeutics. For more information about Avalon GloboCare, please visit www.avalon-globocare.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements." Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

avco@crescendo-ir.com